Exhibit 10.2

July 17, 2012

Mr. Oscar Munoz
Executive Vice President and Chief Operations Officer
CSX Corporation
500 Water Street
Jacksonville, Florida 32202

Re: Letter Employment Agreement of April 17, 2003

Dear Oscar:

In the interest of conservative and uniform severance compensation approaches, we thank you for your suggestion to terminate your employment agreement that was executed in April 2003 (the “Agreement”). As you know, the remaining benefit under the Agreement is an automatic severance payment, payable under certain circumstances, equal to one times base salary.

This letter agreement confirms that your Agreement of April 17, 2003 (as amended December 15, 2008) is cancelled and is no longer in effect.

Thank you for your approach. Please don’t hesitate to call me if you have any questions.

Very Truly Yours,

/s/ Lisa A. Mancini
Lisa A. Mancini
Senior Vice President and
Chief Administrative Officer

Acknowledged:

/s/ Oscar Munoz
Oscar Munoz
Executive Vice President and
Chief Operations Officer

Dated: July 18, 2012